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                                                                      EXHIBIT 11

                           MARKWEST HYDROCARBON, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                         (000S, EXCEPT PER SHARE DATA)

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
                                                                            FOR THE QUARTER ENDED       FOR THE NINE MONTHS ENDED
                                                                              SEPTEMBER 30, 1998           SEPTEMBER 30, 1998
                                                                          ------------------------    -----------------------------
Net income                                                                 $       (876)                $       (1,099)

Weighted average number of outstanding shares of
     common stock                                                                 8,488                          8,495

Basic earnings per share                                                   $      (0.10)                $        (0.13)
                                                                           ============                 ==============

Net income                                                                         (876)                        (1,099)

Weighted average number of outstanding shares of
     common stock                                                                 8,488                          8,495
Dilutive stock options                                                               69                            119
                                                                           ------------                 --------------
                                                                                  8,557                          8,614

Earnings per share assuming dilution                                       $      (0.10)                $        (0.13)
                                                                           ============                 ==============
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